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                                                                  EXHIBIT 10.17


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                             SUBSCRIPTION AGREEMENT
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Hines Real Estate Investment Trust, Inc.
Hines REIT Operating Partnership, L.P.
2800 Post Oak Boulevard
Houston, Texas 77056-6118
Attn:  Frank R. Apollo

Ladies and Gentlemen:


         Subscription. Hines Real Estate Holdings Limited Partnership ("Hines"), a Texas limited partnership, subject only to the condition that the minimum offering (the "Minimum Offering") as described in the final prospectus of Hines Real Estate Investment Trust, Inc. (the "Company") is reached, hereby subscribes for and agrees to acquire 1,086,957 limited partnership units in Hines REIT Operating Partnership, L.P. (the "Operating Partnership"), a Delaware limited partnership, at a purchase price of $9.20 per unit for an aggregate purchase price of $10,000,000. Upon the execution of this subscription agreement (the "Subscription Agreement") by Hines and delivery thereof to the Company this Subscription Agreement shall become a binding obligation of Hines.

         Assignment. Hines may assign its rights and obligations under this Subscription Agreement to one of its affiliates without the consent of the Company or the Operating Partnership.

         Covenant. If Hines is admitted to the Operating Partnership as a limited partner, Hines agrees to comply with all of the terms of the partnership agreement of the Operating Partnership.

         Modification. Neither this Subscription Agreement nor any of the provisions hereof shall be modified, waived or terminated except by an instrument in writing signed by each party entitled to the benefits of the same.

         Binding Effect. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

         Entire Agreement. This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and there are no covenants or other agreements with respect thereto except as stated or referred to herein.

         Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made wholly within such state, without regard to the conflict of law provisions thereof.

                            [signature pages follow]



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         IN WITNESS WHEREOF, Hines Real Estate Holdings Limited Partnership has
executed this Subscription Agreement this 11th day of September 2003.



HINES REAL ESTATE HOLDINGS LIMITED PARTNERSHIP

By:  JCH Investments, Inc.


By: /s/ JEFFREY C. HINES
   -----------------------------------------
   Name:  Jeffrey C. Hines
   Title: President



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         EXECUTED by Hines REIT Operating Partnership, L.P. as of this 11th day of September 2003 to indicate that the subscription made by Hines pursuant to this Subscription Agreement has been accepted.



HINES REIT OPERATING PARTNERSHIP, L.P.

By:  Hines Real Estate Investment Trust, Inc.
     its general partner



By: /s/ Jeffrey C. Hines
   -----------------------------------------
   Name: Jeffrey C. Hines
   Title: President




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